October 21, 2026

Sonoco Reports Third Quarter 2026 Results

Hartsville, S.C., U.S. - Sonoco Products Company (“Sonoco” or the “Company”) (NYSE: SON), a Mid-cap Value global packaging company, today reported financial results for the third quarter ended September 27, 2026.
Summary:
•Net sales in the third quarter were $2.0 billion. Excluding divestitures, net sales were essentially flat
•Reported GAAP net loss of $(732) million, or $(7.36) diluted earnings per share, reflecting a non-cash goodwill impairment charge of $(829) million attributable to the Consumer EMEA/APAC and Industrial APAC businesses, compared to GAAP net income of $123 million, or $1.23 diluted earnings per share, in the same period in 2025
•Third quarter adjusted net income was $167 million or $1.67 per adjusted diluted share, compared to $191 million or $1.92 per adjusted diluted share in the same period in 2025
•Generated operating cash flow of $285 million in the third quarter, and provided $218 million of operating cash flow year-to-date, which was net of approximately $103 million in one-time taxes paid in 2026 on gains from the sales of the divested TFP and ThermoSafe businesses in 2025

Third Quarter 2026 Consolidated Results
(Dollars in millions except per share data)

	Three Months Ended			Nine Months Ended
GAAP Results	September 27, 2026	September 28, 2025	Change	September 27, 2026	September 28, 2025	Change
Net sales[1]	$2,042	$2,131	(4.2)%	$5,604	$5,751	(2.6)%
Net sales related to discontinued operations	—	—		—	321
Operating (loss)/profit[1]	(638)	195	(427.2)%	(318)	497	(163.9)%
Operating profit related to discontinued operations	—	—		—	664
Net (loss)/income attributable to Sonoco	(732)	123	(695.6)%	(560)	671	(183.4)%
EPS (diluted)	(7.36)	1.23	(698.4)%	(5.63)	6.74	(183.5)%
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Sonoco Reports Third Quarter 2026 Results - Page 2

	Three Months Ended			Nine Months Ended
Non-GAAP Results[2]	September 27, 2026	September 28, 2025	Change	September 27, 2026	September 28, 2025	Change
Adjusted operating profit[1]	$268	$308	(13.1)%	$711	$768	(7.4)%
Adjusted EBITDA	352	386	(9.0)%	952	1,052	(9.5)%
Adjusted net income attributable to Sonoco	167	191	(12.5)%	437	464	(5.8)%
Adjusted EPS (diluted)	1.67	1.92	(13.0)%	4.38	4.66	(6.0)%
[1]Excludes results of discontinued operations.
[2]See the Company’s definitions of non-GAAP financial measures, explanations as to why they are used, and reconciliations to the most directly comparable GAAP financial measures later in this release.

•Third quarter 2026 net sales of $2.0 billion were down (4.2)% compared to the corresponding prior-year quarter, driven primarily by the November 3, 2025 divestiture of the ThermoSafe business. Net sales benefited from higher selling prices implemented to offset the effects of inflation and tariffs, which was partially offset by lower volume/mix.

•GAAP operating loss for the third quarter was $(638) million, which includes non-cash goodwill impairment charges of $(802) million and $(27) million, attributable to the Consumer Packaging segment’s EMEA/APAC businesses and the Industrial Paper Packaging segment’s APAC business, respectively, for a total non-cash goodwill impairment charge of $(829) million. In addition to this charge, solid productivity savings stemming from fixed cost reduction initiatives and procurement savings were more than offset by significant price/cost headwinds and lower volume/mix.

•Effective tax rates on GAAP income from continuing operations before income taxes and adjusted income from continuing operations before income taxes, were (6.4)% and 24.6%, respectively, in the third quarter, compared to 6.0% and 22.9%, respectively, in the same period in 2025.

“During the third quarter, our businesses faced a combination of external challenges. Drought conditions across parts of Europe and the U.S. impacted crop yields and pressured food can demand, while the impact of inflation on raw materials, freight, energy, and other operating costs exceeded our expectations. Through strong productivity initiatives and rigorous cost control, our teams were able to mitigate a significant portion of this impact and deliver resilient operating results,” said Howard Coker, President and Chief Executive Officer.

“Our Industrial Paper Packaging segment delivered another strong quarter, with results essentially in line with the second quarter despite a challenging operating environment. Productivity improvements remained a key driver of performance, while North America URB trade ton sales increased 10% year over year and mill utilization remained strong at 94%. Segment volume/mix was modestly positive, and additional URB pricing realized in September positions us to further offset inflationary pressures.”

“Results in Consumer Packaging fell short of expectations, as volume/mix declined 3% year over year due primarily to adverse weather conditions and unfavorable price/cost dynamics. Encouragingly, international paper can operations performed well, with double-digit volume growth year over year driven by sustained demand for snack products across emerging markets.”

Paul Joachimczyk, Sonoco’s Chief Financial Officer, added, “Our businesses once again generated strong operating cash flow in the third quarter, delivering $285 million despite seasonal working capital headwinds. Year-to-date operating cash flow includes $103 million of one-time tax payments related to gains on our 2025 divestitures. We continued to strengthen our balance sheet during the quarter, reducing total debt and net debt by $162 million and $176 million, respectively, while successfully refinancing an $800 million term loan. The refinancing extends our maturity
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Sonoco Reports Third Quarter 2026 Results - Page 3
profile and enhances our financial flexibility, positioning us well to continue executing our capital allocation priorities while maintaining our investment grade credit ratings.”

Third Quarter 2026 Segment Results
(Dollars in millions except per share data)

Sonoco reports its financial results in two reportable segments: Consumer Packaging (“Consumer”) and Industrial Paper Packaging (“Industrial”).

As previously announced, effective January 1, 2026, results of the Company’s industrial and specialty plastics business (“Industrial Plastics”), the only business remaining in the All Other group of businesses following the November 2025 divestiture of ThermoSafe, are now included in the Industrial segment. Therefore, the Company no longer provides results of the All Other group of businesses.

	Three Months Ended			Nine Months Ended
Consumer	September 27, 2026	September 28, 2025	Change	September 27, 2026	September 28, 2025	Change

Net sales[1]	$1,396	$1,438	(2.9)%	$3,735	$3,732	0.1%
Segment operating profit[1]	$179	$209	(14.6)%	$456	$510	(10.6)%
Segment operating profit margin[1]	12.8%	14.5%		12.2%	13.7%
Segment Adjusted EBITDA[1,2]	$237	$260	(8.8)%	$620	$663	(6.4)%
Segment Adjusted EBITDA margin[1,2]	17.0%	18.0%		16.6%	17.8%

•Consumer segment net sales were down (2.9)%, as adverse weather conditions impacted seasonal vegetable harvests in EMEA and Americas reducing metal cans volumes. This headwind more than offset pricing actions implemented to recover inflation and tariff-related costs, along with the negative impact of foreign exchange.
•Segment operating profit and adjusted EBITDA declined as strong productivity savings and cost containment actions were more than offset by inflation-driven price/cost headwinds and the previously described negative volume/mix.

	Three Months Ended			Nine Months Ended
Industrial	September 27, 2026	September 28, 2025	Change	September 27, 2026	September 28, 2025	Change

Net sales[3]	$646	$614	5.2%	$1,869	$1,819	2.7%
Segment operating profit[3]	$88	$94	(6.2)%	$247	$256	(3.7)%
Segment operating profit margin	13.6%	15.3%		13.2%	14.1%
Segment Adjusted EBITDA[2,3]	$122	$127	(4.6)%	$344	$354	(2.9)%
Segment Adjusted EBITDA margin[2]	18.8%	20.8%		18.4%	19.4%
•Industrial segment net sales increased 5.2% to $646 million, primarily due to successful pricing actions implemented to help offset rising costs.
•Segment operating profit and adjusted EBITDA declined as pricing actions and productivity initiatives were more than offset by rising raw material, freight and energy costs. Operating margin remained resilient at 13.6%, compared with the second quarter but down from a record 2025 third quarter, while adjusted EBITDA margin was 18.8%.

1 Excludes results of discontinued operations.
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Sonoco Reports Third Quarter 2026 Results - Page 4
2 Segment adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. See the Company’s reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures later in this release.
3 Net sales, segment operating profit, and segment adjusted EBITDA for the three months ended September 28, 2025 include results from Industrial Plastics of $29 million, $4 million, and $5 million, respectively, previously included in All Other, to provide clearer year-over-year comparisons.

Balance Sheet and Cash Flow Highlights

•The Company maintained strong liquidity of $1.3 billion at September 27, 2026, consisting of $1.1 billion of available borrowing capacity under its revolving credit facility and cash on hand.
•Cash and cash equivalents were $183 million as of September 27, 2026, compared to $378 million, as of December 31, 2025.
•Total debt and net debt were $4.3 billion and $4.1 billion, respectively, as of September 27, 2026, primarily reflecting seasonal working capital requirements within the Company's metal packaging business.
•Year-to-date cash flow from operating activities for the period ended September 27, 2026 provided $218 million, compared to $277 million in the same period of 2025. The main drivers of the year-over-year change in operating cash flow were a one-time payment of taxes in 2026 on the gains from the 2025 divestitures of the TFP and ThermoSafe businesses and the seasonal need for working capital for the Company’s metal packaging business.
•Capital expenditures, net of proceeds from sales of fixed assets, for 2026 were $175 million, compared to $248 million last year.
•Free Cash Flow for the period ended September 27, 2026 improved to $43 million compared to $29 million in the same period in 2025, reflecting the factors impacting operating cash flow discussed above.
•The Company returned $159 million to shareholders through dividends during the first nine months of 2026, compared to $156 million in the prior year period.
•On September 25, 2026, Sonoco amended a credit agreement, resulting in the addition of $800 million in new term loan facilities. The Company drew $500 million from the new facilities to refinance an existing $500 million term loan which was to mature in 2028. The Company retained $300 million in delayed-draw term loan capacity, which it can use within 12 months.

Guidance(1)

Revised Full-Year 2026
•Net Sales: $7.20 billion to $7.40 billion
•Adjusted EPS(2): Targeting diluted earnings per share between $5.30 to $5.50
•Adjusted EBITDA(2): Targeting $1.20 billion to $1.25 billion
•Cash flow from operating activities: Guidance adjusted to $600 million to $650 million, including the effect of payments of prior year taxes on gains from divestitures and restructuring costs

Commenting on Sonoco’s outlook, Howard Coker said, “While our third-quarter performance fell short of our expectations, we are taking targeted actions through our Profitability Performance Plan to further reduce costs, improve productivity and address the impact of inflationary pressures. We believe these efforts will better position the Company when market conditions improve. We remain confident in our value-added packaging strategy, our market-leading portfolio of industrial and consumer assets, and the ability of our customer- and quality-focused employees to execute through economic cycles.”

Joachimczyk added, “In the fourth quarter of 2026, we expect continued strong performance from our Industrial segment, supported by continued robust URB demand in North America. We also anticipate more stable performance from our Consumer segment, driven by continued growth in international paper cans and a more balanced performance in aerosol and food can volumes. Finally, recovering raw material, freight, energy, and other operating costs remains a key priority as we close out 2026 and head into 2027.”
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Sonoco Reports Third Quarter 2026 Results - Page 5
(1)Although the Company believes the assumptions reflected in the range of guidance are reasonable, given the uncertainty regarding the future performance of the overall economy, the effects of tariffs, trade policy and inflation, the challenges in global supply chains, potential changes in raw material prices, other costs, and the Company’s effective tax rate, as well as other risks and uncertainties, including those related to the integration of Eviosys and those described below, actual results could vary substantially. Further information can be found in the section entitled “Forward-looking Statements” in this release.

(2) Full year 2026 GAAP guidance is not provided in this release due to the likely occurrence of one or more of the following, the timing and magnitude of which we are unable to reliably forecast without unreasonable efforts: restructuring costs and restructuring-related impairment charges, acquisition/divestiture-related costs, gains or losses from the sale of businesses and the income tax effects of these items and/or other income tax-related events. These items could have a significant impact on the Company’s future GAAP financial results. Accordingly, quantitative reconciliations of Adjusted EPS and Adjusted EBITDA guidance to the nearest comparable GAAP measures have been omitted in reliance on the exception provided by Item 10 of Regulation S-K.

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Sonoco Reports Third Quarter 2026 Results - Page 6
About Sonoco
Sonoco (NYSE: SON) is a Mid-cap Value global packaging company. With sales of $7.5 billion from continuing operations in 2025, the Company has approximately 22,000 employees working in 265 operations in 37 countries, serving some of the world’s best-known brands. Guided by our purpose of Better Packaging. Better Life., we strive to foster a culture of innovation, collaboration and excellence to provide solutions that better serve all our stakeholders and support a more sustainable future. A Fortune 500 company, Sonoco was proudly named one of the World’s Most Admired Companies by Fortune in 2026 as well as one of America’s Most Trustworthy and Responsible Companies by Newsweek and USA Today’s Climate Leaders in 2025. For more information on the Company, visit our website at www.sonoco.com.
Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward- looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the Company and its representatives may from time to time make other oral or written statements that are also “forward-looking statements.” Words such as “achieve,” “anticipate,” “believe,” “can,” “continue,” “continuing,” “could,” “deliver,” “enhance,” “expect,” “forecast,” “focus,” “future,” “goal,” “guidance,” “improvement,” “likely,” “may,” “might,” “ongoing,” “outlook,” “plan,” “position,” “projected,” “remain,” “seek,” “should,” “strategy,” “target,” “will,” “would,” “working,” or the negative thereof, and similar expressions identify forward-looking statements.
Forward-looking statements in this communication include statements regarding, but not limited to: the Company’s future operating and financial performance, including full year 2026 outlook and the anticipated drivers thereof and cash flow in 2026; the expected benefits of refinancing debt, including the Company’s ability to continue executing on its capital allocation priorities while maintaining its investment grade credit ratings; the Company’s ability to reduce costs, improve productivity and address the impact of inflationary pressures, including through its profitability performance plan, and the expected benefits thereof; the Company’s ability to execute through economic cycles, including as a result of its packaging strategy, its portfolio of industrial and consumer assets, and the ability of its customer- and quality-focused employees; the continued strong performance of the Company’s Industrial segment in the fourth quarter of 2026 and the anticipated drivers thereof; the performance of the Company’s Consumer segment and the anticipated drivers thereof; the continued focus on recovering raw material, freight, energy and other operating costs; and the effects of the changing macroeconomic and geopolitical environment, including trade policies and tariffs, market conditions, inflation and interest costs on the Company, its supply chain and its customers, and the Company’s ability to manage risks related thereto.
Such forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.
Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements.
Such risks, uncertainties and assumptions include, without limitation, those related to: the Company’s ability to execute on its strategy, including with respect to the integration of the Eviosys operations, divestitures, cost management, productivity improvements, restructuring and capital expenditures, and achieve the benefits it expects therefrom; conditions in the credit markets; the ability to retain key employees and successfully integrate Eviosys; the ability to realize estimated cost savings, synergies or other anticipated benefits of the Eviosys acquisition, or that such benefits may take longer to realize than expected; diversion of management’s attention; the potential impact of the consummation of the Eviosys acquisition on relationships with clients and other third parties; lower-than-projected financial performance of the Company’s European business, including as a result of loss or reduction in business from key customers, changes in our pricing model, or adverse changes in the macroeconomic or competitive environment in European markets; risks related to the impairment of goodwill and other intangibles; the operation of new manufacturing capabilities; the Company’s ability to achieve anticipated cost and energy savings; the availability, transportation and pricing of raw materials, energy and transportation, including the impact of changes in tariff or other trade policies or sanctions and escalating trade wars, and the impact of war, general regional instability and other geopolitical tensions (such as the ongoing conflicts between Russia and Ukraine and in the Middle East, the potential escalation of tensions between China and Taiwan and recent events in Venezuela), and the Company’s ability to continue to pass raw material, energy and transportation price increases and surcharges
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Sonoco Reports Third Quarter 2026 Results - Page 7
through to customers or otherwise manage these commodity pricing risks; the costs of labor; the effects of inflation, changes related to tariffs or other trade policies and global regulations, as well as the overall uncertainty surrounding international trade relations; fluctuations in consumer demand, volume softness, and other macroeconomic factors on the Company and the industries in which it operates and that it serves; the impact of changing laws and regulations, in the United States, on the Company; the Company’s ability to meet its environmental, sustainability and similar goals and other social and governance goals, including challenges in implementation thereof; natural disasters, severe weather events, and other unexpected disruptions to facility operations; and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.
References to our Website Address
References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this release.
Earnings Conference Call Webcast
Sonoco’s management will host a conference call to discuss its third quarter 2026 results on Thursday, October 22, 2026, at 8:00 a.m. Eastern Time. The Company will provide prepared remarks, a presentation and host a question-and-answer session during the call. A live audio webcast of the call along with supporting materials will be available on the Sonoco Investor Relations website at https://investor.sonoco.com/. A webcast replay will be available on the Company’s website for at least 30 days following the call.

Time:	Thursday, October 22, 2026, at 8:00 a.m. Eastern Time

Audience Dial-In:
To listen via telephone, please register in advance at:
https://events.q4inc.com/analyst/818434126?pwd=xd1mxKQr

After registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call.

Webcast Link:	https://events.q4inc.com/attendee/616781198

Contact Information:
Roger Schrum
Head of Investor Relations and Communications
roger.schrum@sonoco.com
843-339-6018
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Sonoco Reports Third Quarter 2026 Results - Page 8

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars and shares in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
Net sales	$2,041,575	$2,131,108	$5,603,502	$5,750,777
Cost of sales	1,636,255	1,663,757	4,460,177	4,523,462
Gross profit	405,320	467,351	1,143,325	1,227,315
Selling, general and administrative expenses	186,841	220,966	588,626	648,804
Restructuring/Asset impairment charges, net	856,435	48,388	873,501	71,721
(Loss)/Gain on divestiture of business	—	(3,031)	775	(9,297)
Operating (loss)/profit	(637,956)	194,966	(318,027)	497,493
Non-operating pension costs	2,749	3,054	8,165	9,157
Interest expense	46,665	61,243	136,637	181,637
Interest income	5,223	4,634	17,938	16,104
Other expense, net	(8,271)	(7,541)	(26,770)	(20,617)
(Loss)/Income from continuing operations before income taxes	(690,418)	127,762	(471,661)	302,186
Provision for income taxes	44,138	7,717	93,199	68,364
(Loss)/Income before equity in earnings of affiliates	(734,556)	120,045	(564,860)	233,822
Equity in earnings of affiliates, net of tax	2,689	3,020	5,642	7,211
Net (loss)/income from continuing operations	(731,867)	123,065	(559,218)	241,033
Net income from discontinued operations	—	—	—	429,720
Net (loss)/income	(731,867)	123,065	(559,218)	670,753
Net (income)/loss from continuing operations attributable to noncontrolling interests	(235)	(147)	(389)	17
Net (loss)/income attributable to Sonoco	$(732,102)	$122,918	$(559,607)	$670,770

Weighted average common shares outstanding – diluted	99,502	99,648	99,432	99,519

Diluted (loss)/earnings from continuing operations per common share	$(7.36)	$1.23	$(5.63)	$2.42
Diluted earnings from discontinued operations per common share	—	—	—	4.32
Diluted (loss)/earnings attributable to Sonoco per common share	$(7.36)	$1.23	$(5.63)	$6.74
Dividends per common share	$0.54	$0.53	$1.61	$1.58

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Sonoco Reports Third Quarter 2026 Results - Page 9

CONDENSED STATEMENTS OF INCOME FOR DISCONTINUED OPERATIONS (Unaudited)
(Dollars and shares in thousands except per share data)

	Three Months Ended	Nine Months Ended
	September 28, 2025	September 28, 2025

Net sales	$—	$320,678
Cost of sales	—	250,854
Gross profit	—	69,824
Selling, general, and administrative expenses	—	31,607
Restructuring/Asset impairment charges, net	—	426
Gain on divestiture of business	—	625,773
Operating profit	—	663,564
Other expense, net	—	182
Interest expense	—	24,911
Interest income	—	281
Income from discontinued operations before income taxes	—	638,752
Provision for income taxes	—	209,032
Net income from discontinued operations	—	429,720
Net income from discontinued operations attributable to noncontrolling interests	—	—
Net income attributable to discontinued operations	$—	$429,720
Weighted average common shares outstanding – diluted	99,648	99,519
Diluted earnings from discontinued operations per common share	$—	$4.32

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Sonoco Reports Third Quarter 2026 Results - Page 10

FINANCIAL SEGMENT INFORMATION (Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
Net sales:
Consumer Packaging	$1,396,012	$1,438,246	$3,734,926	$3,731,872
Industrial Paper Packaging	645,563	613,611	1,868,576	1,818,804
Total reportable segments	2,041,575	2,051,857	5,603,502	5,550,676
All Other	—	79,251	—	200,101
Net sales	$2,041,575	$2,131,108	$5,603,502	$5,750,777

Operating profit:
Consumer Packaging	$178,563	$208,985	$455,917	$510,109
Industrial Paper Packaging	87,973	93,773	246,598	256,038
Segment operating profit	266,536	302,758	702,515	766,147
All Other	—	14,386	—	29,511
Corporate
Restructuring/Asset impairment charges, net	(856,435)	(48,388)	(873,501)	(71,721)
Amortization of acquisition intangibles	(45,633)	(49,034)	(135,523)	(135,188)
Gain/(Loss) on divestiture of business	—	(3,031)	775	(9,297)
Acquisition, integration, and divestiture-related costs	(2,161)	(9,318)	(10,582)	(47,745)
Other operating charges, net	(263)	(12,407)	(1,711)	(34,214)
Operating (loss)/profit	$(637,956)	$194,966	$(318,027)	$497,493

2025 consolidated “net sales,” “operating profit,” and Consumer Packaging “segment operating profit” do not include results of the Company’s Thermoformed and Flexibles Packaging business and global Trident business (collectively, “TFP”), which was sold in April 2025 and is accounted for as discontinued operations in periods prior to the sale.

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Sonoco Reports Third Quarter 2026 Results - Page 11

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 27, 2026	September 28, 2025

Net (loss)/income	$(559,218)	$670,753
Net loss/(gain) on divestiture of business, disposition of assets, and asset impairments	842,991	(601,304)
Depreciation and amortization	390,982	382,623
Pension and postretirement plan contributions, net of non-cash expense	(5,309)	(3,589)
Changes in working capital	(304,721)	(299,650)
Changes in tax accounts	(93,987)	127,412
Other operating activity	(53,190)	651
Net cash provided by operating activities	217,548	276,896

Purchases of property, plant and equipment, net	(174,905)	(248,251)
Proceeds from the sale of business, net[1]	(13,076)	1,814,899
Cost of acquisitions, net of cash acquired[2]	—	16,528
Net debt repayments	(50,598)	(1,938,409)
Cash dividends	(159,182)	(155,767)
Payments for share repurchases	(7,192)	(10,580)
Other (outflow)/inflow, including effects of exchange rates on cash	(7,892)	47,490
Net decrease in cash and cash equivalents	(195,297)	(197,194)
Cash and cash equivalents at beginning of period	378,398	443,060
Cash and cash equivalents at end of period	$183,101	$245,866
[1]2026 includes payments of $15,211 and $1,865 to the buyers of TFP and ThermoSafe, respectively, for final net working capital settlements on these 2025 divestitures.
[2]2025 includes a cash receipt of $16,528 for the final net working capital settlement related to the 2024 acquisition of Eviosys.

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Sonoco Reports Third Quarter 2026 Results - Page 12

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	September 27, 2026	December 31, 2025
Assets
Current Assets:
Cash and cash equivalents	$183,101	$378,398
Trade accounts receivable, net of allowances	1,117,958	842,810
Other receivables	152,736	178,755
Inventories, net	1,204,570	1,121,009
Prepaid expenses	149,661	125,352
Total Current Assets	2,808,026	2,646,324
Property, plant and equipment, net	2,658,234	2,797,800
Goodwill	1,646,258	2,511,611
Other intangible assets, net	2,485,874	2,683,474
Right of use asset-operating leases	307,740	307,450
Deferred income taxes and other assets	228,809	215,675
Total Assets	$10,134,941	$11,162,334
Liabilities and Equity
Current Liabilities:
Payable to suppliers, accrued expenses and other payables	$1,803,816	$1,861,904
Notes payable and current portion of long-term debt	510,041	537,952
Accrued taxes	69,218	128,821
Total Current Liabilities	2,383,075	2,528,677
Long-term debt, net of current portion	3,781,625	3,788,973
Noncurrent operating lease liabilities	263,779	263,192
Pension and other postretirement benefits	166,115	177,976
Deferred income taxes and other liabilities	721,084	771,684
Total Liabilities	7,315,678	7,530,502
Total Equity	2,819,263	3,631,832
Total Liabilities and Equity	$10,134,941	$11,162,334

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Sonoco Reports Third Quarter 2026 Results - Page 13
NON-GAAP FINANCIAL MEASURES

The Company’s results, determined in accordance with U.S. generally accepted accounting principles, are referred to as “as reported” or “GAAP” results. The Company uses certain financial performance measures, both internally and externally, that are not in conformity with GAAP (referred to as “non-GAAP financial measures”) to assess and communicate the financial performance of the Company. These non-GAAP financial measures, which are identified using the term “Adjusted” (for example, “Adjusted Operating Profit,” “Adjusted Net Income Attributable to Sonoco,” and “Adjusted Diluted EPS”), reflect adjustments to the Company’s GAAP operating results to exclude amounts, including the associated tax effects where applicable, relating to:
•restructuring/asset impairment charges1;
•acquisition, integration and divestiture-related costs;
•gains or losses from the divestiture of businesses;
•losses from the early extinguishment of debt;
•non-operating pension costs;
•amortization expense on acquisition intangibles;
•changes in last-in, first-out (“LIFO”) inventory reserves;
•certain income tax events and adjustments;
•derivative gains/losses;
•other non-operating income and losses; and
•certain other items, if any.

1Restructuring and restructuring-related asset impairment charges are a recurring item as the Company’s restructuring programs usually require several years to fully implement, and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to the varying levels of restructuring activity, the inherent imprecision in the estimates used to recognize the impairment of assets, and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

The Company’s management believes the exclusion of the amounts related to the above-listed items improves the period-to-period comparability and analysis of the underlying financial performance of the business.
In addition to the “Adjusted” results described above, the Company also uses Adjusted EBITDA, Segment Adjusted EBITDA, Segment Adjusted EBITDA Margin, and Net Debt. Adjusted EBITDA is defined as net income excluding the following: interest expense; interest income; provision for income taxes; depreciation and amortization expense; non-operating pension costs; net income/loss attributable to noncontrolling interests; restructuring/asset impairment charges; changes in LIFO inventory reserves; gains/losses from the divestiture of businesses; acquisition, integration and divestiture-related costs; other income; derivative gains/losses; and other non-GAAP adjustments, if any, that may arise from time to time. Segment Adjusted EBITDA is defined as segment operating profit plus depreciation and amortization expense and equity in earnings of affiliates, net of tax. Segment Adjusted EBITDA Margin is defined as Segment Adjusted EBITDA divided by segment net sales. Net Debt is defined as the total of the Company’s short and long-term debt less cash and cash equivalents.
Segment Adjusted EBITDA is reconciled to the closest GAAP measure of segment profitability, segment operating profit as the Company does not calculate net income by segment. Segment operating profit is the measure of segment profit or loss reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance in accordance with Accounting Standards Codification 280 - “Segment Reporting,” as prescribed by the Financial Accounting Standards Board.
Segment results, which are reviewed by the Company’s management to evaluate segment performance, do not include the following: restructuring/asset impairment charges; amortization of acquisition intangibles; acquisition, integration and divestiture-related costs; changes in LIFO inventory reserves; gains/losses from the sale of businesses; gains/losses from derivatives; or certain other items, if any, the exclusion of which the Company believes improves the comparability and analysis of the ongoing operating performance of the business. Accordingly, the term “segment operating profit” is defined as the segment’s portion of “operating profit” excluding those items. All other general corporate expenses have been allocated as operating costs to each of the Company’s reportable segments, except for costs related to discontinued operations.
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Sonoco Reports Third Quarter 2026 Results - Page 14
The Company’s non-GAAP financial measures are not calculated in accordance with, nor are they an alternative for, measures conforming to GAAP, and they may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles.
The Company presents these non-GAAP financial measures to provide investors with information to evaluate Sonoco’s operating results in a manner similar to how management evaluates business performance. The Company consistently applies its non-GAAP financial measures presented herein and uses them for internal planning and forecasting purposes, to evaluate its ongoing operations, and to evaluate the ultimate performance of management and each business unit against plans/forecasts. In addition, these same non-GAAP financial measures are used in determining incentive compensation for the entire management team and in providing earnings guidance to the investing community.
Material limitations associated with the use of such measures include that they do not reflect all period costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, the calculations of these non-GAAP financial measures are based on subjective determinations of management regarding the nature and classification of events and circumstances that the investor may find material and view differently.
To compensate for any limitations in such non-GAAP financial measures, management believes that it is useful in evaluating the Company’s results to review both GAAP information, which includes all of the items impacting financial results, and the related non-GAAP financial measures that exclude certain elements, as described above. Further, Sonoco management does not, nor does it suggest that investors should, consider any non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever reviewing a non-GAAP financial measure, investors are encouraged to review and consider the related reconciliation to understand how it differs from the most directly comparable GAAP measure.
References to 2025 consolidated “adjusted operating profit” and “segment adjusted EBITDA” in the following tables do not include results of TFP, which was sold in April 2025 and is accounted for as discontinued operations in periods prior to the sale.

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Sonoco Reports Third Quarter 2026 Results - Page 15
QUARTERLY RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
The following tables reconcile the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures in the Company’s Condensed Consolidated Statements of Income for the three-month periods ended September 27, 2026 and September 28, 2025.
Adjusted Operating Profit, Adjusted Income from Continuing Operations Before Income Taxes, Adjusted Provision for Income Taxes, Adjusted Net Income Attributable to Sonoco, and Adjusted Diluted EPS

	For the three-month period ended September 27, 2026
Dollars in thousands, except per share data	Operating (Loss)/Profit	(Loss)/Income from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net (Loss)/Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)	$(637,956)	$(690,418)	$44,138	$(732,102)	$(7.36)
Acquisition, integration and divestiture-related costs[1]	2,161	2,161	318	1,843	0.01
Amortization of acquisition intangibles	45,633	45,633	9,938	35,695	0.36
Restructuring/Asset impairment charges, net[2]	856,435	856,435	6,839	849,694	8.54
Non-operating pension costs	—	2,749	712	2,037	0.02
Net gains from derivatives	(106)	(106)	(26)	(80)	—
Other adjustments[3]	1,874	1,874	(8,237)	10,111	0.10
Total adjustments	905,997	908,746	9,544	899,300	9.03
Adjusted	$268,041	$218,328	$53,682	$167,198	$1.67
Due to rounding, individual items may not sum appropriately.
1 Acquisition, integration and divestiture-related costs relate primarily to the Company’s December 2024 acquisition of Eviosys.
2 Restructuring/Asset impairment charges, net, primarily reflect total goodwill impairment charges of $828,875 recognized during the third quarter of 2026, including $802,000 and $26,875 for the Consumer Packaging EMEA/APAC and Global Paper Products APAC reporting units, respectively.
3 Other adjustments include discrete tax items primarily related to provision-to-return adjustments for the TFP and ThermoSafe divestitures and a retroactive U.S. tax election.

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Sonoco Reports Third Quarter 2026 Results - Page 16

	For the three-month period ended September 28, 2025
Dollars in thousands, except per share data	Operating Profit	Income from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)	$194,966	$127,762	$7,717	$122,918	$1.23
Acquisition, integration and divestiture-related costs[1]	9,318	9,318	2,377	6,941	0.07
Amortization of acquisition intangibles	49,034	49,034	10,581	38,453	0.39
Restructuring/Asset impairment charges, net	48,388	48,388	11,117	37,221	0.37
Loss/(Gain) on divestiture of business[2]	3,031	3,031	27,569	(24,538)	(0.25)
Non-operating pension costs	—	3,054	631	2,423	0.02
Net losses from derivatives	2,035	2,035	502	1,533	0.02
Other adjustments[3]	1,568	1,568	(4,652)	6,220	0.07
Total adjustments	113,374	116,428	48,125	68,253	0.69
Adjusted	$308,340	$244,190	$55,842	$191,171	$1.92
Due to rounding, individual items may not sum appropriately.
1 Acquisition, integration and divestiture-related costs relate primarily to the Company’s December 2024 acquisition of Eviosys and the April 2025 divestiture of TFP.
2 Loss/(Gain) on divestiture of business includes the recognition of a deferred tax benefit on the outside basis difference related to the ThermoSafe business being classified as held for sale.
3 Other adjustments include an adjustment to deferred taxes from the post-acquisition restructuring of the partitions business, provision-to-return adjustments related to the divested TFP business, and an increase in the valuation allowance on foreign tax credits.

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Sonoco Reports Third Quarter 2026 Results - Page 17

Adjusted EBITDA[1]
	Three Months Ended
Dollars in thousands	September 27, 2026	September 28, 2025
Net (loss)/income attributable to Sonoco	$(732,102)	$122,918
Adjustments:
Interest expense	46,665	61,243
Interest income	(5,223)	(4,634)
Provision for income taxes	44,138	7,717
Depreciation and amortization	134,857	131,656
Non-operating pension costs	2,749	3,054
Net income attributable to noncontrolling interests	235	147
Restructuring/Asset impairment charges, net	856,435	48,388
Loss on divestiture of business	—	3,031
Acquisition, integration and divestiture-related costs	2,161	9,318
Net (gain)/loss from derivatives	(106)	2,035
Other non-GAAP adjustments	1,874	1,568
Adjusted EBITDA	$351,683	$386,441
1 For the three-month period ended September 28, 2025, adjusted EBITDA is calculated on a total Company basis, including both continuing and discontinued operations.

Segment Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation
For the Three Months Ended September 27, 2026

Dollars in thousands	Consumer	Industrial	Corporate	Total
Segment and Total Operating Profit/(Loss)[1]	$178,563	$87,973	$(904,492)	$(637,956)
Adjustments:
Depreciation and amortization[2]	58,048	31,176	45,633	134,857
Other expense, net[3]	—	—	(8,271)	(8,271)
Equity in earnings of affiliates, net of tax	217	2,472	—	2,689
Restructuring/Asset impairment charges, net[4]	—	—	856,435	856,435
Acquisition, integration and divestiture-related costs[5]	—	—	2,161	2,161
Net gain from derivatives[6]	—	—	(106)	(106)
Other non-GAAP adjustments	—	—	1,874	1,874
Segment Adjusted EBITDA	$236,828	$121,621	$(6,766)	$351,683

Net Sales	$1,396,012	$645,563
Segment Operating Profit Margin	12.8%	13.6%
Segment Adjusted EBITDA Margin	17.0%	18.8%

1As previously announced, effective January 1, 2026, results for Industrial Plastics, previously included in the All Other group of businesses, are included in the Industrial segment. The Company no longer reports the results of any of its businesses in All Other.
2Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $40,576 and the Industrial segment of $5,057.
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Sonoco Reports Third Quarter 2026 Results - Page 18
3These expenses relate to charges from third-party financial institutions related to our centralized treasury program under which the Company sells certain trade accounts receivables in order to accelerate its cash collection cycle, primarily within the Consumer segment.
4Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $835,670 and the Industrial segment of $20,196.
5Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $433 and the Industrial segment of $7.
6Included in Corporate are net gains from derivatives associated with the Consumer segment of $3 and the Industrial segment of $(109).

Segment and All Other Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation
For the Three Months Ended September 28, 2025
Excludes results of discontinued operations
Dollars in thousands	Consumer	Industrial	All Other	Corporate	Total
Segment and Total Operating Profit	$208,985	$93,773	$14,386	$(122,178)	$194,966
Adjustments:
Depreciation and amortization[1]	50,419	30,896	1,307	49,034	131,656
Other expense, net[2]	—	—	—	(7,541)	(7,541)
Equity in earnings of affiliates, net of tax	190	2,830	—	—	3,020
Restructuring/Asset impairment charges, net[3]	—	—	—	48,388	48,388
Acquisition, integration and divestiture-related costs[4]	—	—	—	9,318	9,318
Loss on divestiture of business[5]	—	—	—	3,031	3,031
Net loss from derivatives[6]	—	—	—	2,035	2,035
Other non-GAAP adjustments	—	—	—	1,568	1,568
Segment Adjusted EBITDA	$259,594	$127,499	$15,693	$(16,345)	$386,441

Net Sales	$1,438,246	$613,611	$79,251
Segment Operating Profit Margin	14.5%	15.3%	18.2%
Segment Adjusted EBITDA Margin	18.0%	20.8%	19.8%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $43,397, the Industrial segment of $5,485, and the All Other group of businesses of $152.
2These expenses relate to charges from third-party financial institutions related to our centralized treasury program under which the Company sells certain trade accounts receivables in order to accelerate its cash collection cycle, primarily within the Consumer segment.
3Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $35,027 and the Industrial segment of $11,181.
4Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $1,293 and the Industrial segment of $97.
5Included in Corporate is a loss on divestiture of business of $31 associated with the Industrial segment related to the sale of a recycling operation in Asheville, North Carolina, and a $3,000 charge related to the divestiture of ThermoSafe, previously part of the All Other group of businesses.
6Included in Corporate are net losses from derivatives associated with the Consumer segment of $196, the Industrial segment of $1,760, and the All Other group of businesses of $79.
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Sonoco Reports Third Quarter 2026 Results - Page 19
YEAR-TO-DATE RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
The following tables reconcile the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures in the Company’s Condensed Consolidated Statements of Income for the nine-month periods ended September 27, 2026 and September 28, 2025.
Adjusted Operating Profit, Adjusted Income from Continuing Operations Before Income Taxes, Adjusted Provision for Income Taxes, Adjusted Net Income Attributable to Sonoco, and Adjusted Diluted EPS

	For the nine-month period ended September 27, 2026
Dollars in thousands, except per share data	Operating (Loss)/Profit	(Loss)/Income from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net (Loss)/Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)	$(318,027)	$(471,661)	$93,199	$(559,607)	$(5.63)
Acquisition, integration and divestiture-related costs[1]	10,582	10,582	1,665	8,917	0.09
Changes in LIFO inventory reserves	5,521	5,521	1,367	4,154	0.04
Amortization of acquisition intangibles	135,523	135,523	29,738	105,785	1.06
Restructuring/Asset impairment charges, net[2]	873,501	873,501	10,344	863,267	8.68
Gain on divestiture of business, net[3]	(775)	(775)	(188)	(587)	(0.01)
Other expense, net[4]	—	6,592	—	6,592	0.07
Non-operating pension costs	—	8,165	2,106	6,059	0.06
Net losses from derivatives	61	61	15	46	—
Other adjustments	4,901	4,901	2,450	2,451	0.02
Total adjustments	1,029,314	1,044,071	47,497	996,684	10.01
Adjusted	$711,287	$572,410	$140,696	$437,077	$4.38
Due to rounding, individual items may not sum appropriately.
1 Acquisition, integration and divestiture-related costs relate primarily to the Company’s December 2024 acquisition of Eviosys and the November 2025 divestiture of ThermoSafe.
2 Restructuring/Asset impairment charges, net, primarily reflect total goodwill impairment charges of $828,875 recognized during the third quarter of 2026, including $802,000 and $26,875 for the Consumer Packaging EMEA/APAC and Global Paper Products APAC reporting units, respectively.
3 Gain on divestiture of business, net reflects the gain of $2,640 from the sale of a recycling operation in Savannah, Georgia, partially offset by a charge of $1,865 from the final net working capital settlement related to the November 2025 divestiture of ThermoSafe.
4 Amount relates to certain pre-acquisition liabilities related to the Sonoco Metal Packaging EMEA business.
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Sonoco Reports Third Quarter 2026 Results - Page 20

	For the nine-month period ended September 28, 2025
Dollars in thousands, except per share data	Operating Profit	Income from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)[1]	$497,493	$302,186	$68,364	$670,770	$6.74
Acquisition, integration and divestiture-related costs[2]	47,745	47,745	11,134	46,277	0.47
Changes in LIFO inventory reserves	1,755	1,755	433	1,322	0.01
Amortization of acquisition intangibles	135,188	135,188	29,586	105,389	1.06
Restructuring/Asset impairment charges, net	71,721	71,721	16,514	55,109	0.55
Loss/(Gain) on divestiture of business[3]	9,297	9,297	28,455	(443,706)	(4.46)
Non-operating pension costs	—	9,157	2,190	6,967	0.07
Net losses from derivatives	1,240	1,240	306	934	0.01
Other adjustments[4]	3,562	3,562	(14,456)	21,064	0.21
Total adjustments	270,508	279,665	74,162	(206,644)	(2.08)
Adjusted	$768,001	$581,851	$142,526	$464,126	$4.66
Due to rounding, individual items may not sum appropriately.
1 Operating profit, income from continuing operations before income taxes, and provision for income taxes exclude results related to discontinued operations of $663,564, $638,752, and $209,032, respectively.
2 Acquisition, integration and divestiture-related costs relate primarily to the Company’s December 2024 acquisition of Eviosys and the April 2025 divestiture of TFP.
3 Loss/(Gain) on divestiture of business primarily consists of the gain on the sale of TFP, included in “Net income from discontinued operations” in the Company’s Condensed Consolidated Statements of Income, and the recognition of a deferred tax benefit on the outside basis difference related to the ThermoSafe business being classified as held for sale.
4 Other adjustments include discrete tax items primarily related to tax rate changes, an adjustment to deferred taxes from post-acquisition restructuring of the partitions business, provision-to-return adjustments related to the divested TFP business, and an increase in the valuation allowance on foreign tax credits.

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Sonoco Reports Third Quarter 2026 Results - Page 21

Adjusted EBITDA[1]
	Nine Months Ended
Dollars in thousands	September 27, 2026	September 28, 2025

Net (loss)/income attributable to Sonoco	$(559,607)	$670,770
Adjustments:
Interest expense	136,637	206,548
Interest income	(17,938)	(16,385)
Provision for income taxes	93,199	277,396
Depreciation and amortization	390,982	382,623
Non-operating pension costs	8,165	9,157
Non-operating other expense	6,592	—
Net income/(loss) attributable to noncontrolling interests	389	(17)
Restructuring/Asset impairment charges, net	873,501	72,147
Changes in LIFO inventory reserves	5,521	1,755
Gain on divestiture of business	(775)	(616,476)
Acquisition, integration and divestiture-related costs	10,582	60,421
Net loss from derivatives	61	1,240
Other non-GAAP adjustments	4,901	2,949
Adjusted EBITDA	$952,210	$1,052,128

Net Sales	$5,603,502	$5,750,777
Net sales related to discontinued operations	$—	$320,678
1For the nine-month period ended September 28, 2025, Adjusted EBITDA is calculated on a total Company basis, including both continuing and discontinued operations.

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Sonoco Reports Third Quarter 2026 Results - Page 22
The following tables reconcile segment operating profit, the closest GAAP measure of profitability, to segment adjusted EBITDA.

Segment and All Other Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation
For the Nine Months Ended September 27, 2026
Excludes results of discontinued operations
Dollars in thousands	Consumer	Industrial	Corporate	Total
Segment and Total Operating Profit/(Loss)[1]	$455,917	$246,598	$(1,020,542)	$(318,027)
Adjustments:
Depreciation and amortization[2]	163,673	91,786	135,523	390,982
Other expense, net[3]	—	—	(20,178)	(20,178)
Equity in earnings of affiliates, net of tax	491	5,151	—	5,642
Restructuring/Asset impairment charges, net[4]	—	—	873,501	873,501
Changes in LIFO inventory reserves[5]	—	—	5,521	5,521
Acquisition, integration and divestiture-related costs[6]	—	—	10,582	10,582
Gain on divestiture of business[7]	—	—	(775)	(775)
Net loss from derivatives[8]	—	—	61	61
Other non-GAAP adjustments	—	—	4,901	4,901
Segment Adjusted EBITDA	$620,081	$343,535	$(11,406)	$952,210

Net Sales	$3,734,926	$1,868,576
Segment Operating Profit Margin	12.2%	13.2%
Segment Adjusted EBITDA Margin	16.6%	18.4%

1 As previously announced, effective January 1, 2026, results for Industrial Plastics, previously included in the All Other group of businesses, are included in the Industrial segment. The Company no longer reports the results of any of its businesses in All Other.
2 Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $120,451 and the Industrial segment of $15,072.
3 These expenses relate to charges from third-party financial institutions related to our centralized treasury program under which the Company sells certain trade accounts receivable in order to accelerate its cash collection cycle primarily within the Consumer segment.
4 Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $844,607 and the Industrial segment of $27,392.
5 Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $4,996 and the Industrial segment of $525.
6 Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $3,707 and the Industrial segment of $159.
7 Included in Corporate is a gain of $2,640 from the sale of a recycling facility in Savannah, Georgia, part of the Industrial segment, partially offset by a charge of $1,865 from the final net working capital settlement related to the divestiture of ThermoSafe, previously part of the All Other group of businesses.
8 Included in Corporate are net losses from derivatives associated with the Consumer segment of $7 and the Industrial segment of $54.

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Sonoco Reports Third Quarter 2026 Results - Page 23

Segment and All Other Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation
For the Nine Months Ended September 28, 2025
Excludes results of discontinued operations
Dollars in thousands	Consumer	Industrial	All Other	Corporate	Total
Segment and Total Operating Profit	$510,109	$256,038	$29,511	$(298,165)	$497,493
Adjustments:
Depreciation and amortization[1]	152,175	90,764	4,807	135,188	382,934
Other expense, net[2]	—	—	—	(20,617)	(20,617)
Equity in earnings of affiliates, net of tax	309	6,902	—	—	7,211
Restructuring/Asset impairment charges, net[3]	—	—	—	71,721	71,721
Changes in LIFO inventory reserves[4]	—	—	—	1,755	1,755
Acquisition, integration and divestiture-related costs[5]	—	—	—	47,745	47,745
Loss on divestiture of business[6]	—	—	—	9,297	9,297
Net loss from derivatives[7]	—	—	—	1,240	1,240
Other non-GAAP adjustments	—	—	—	3,562	3,562
Segment Adjusted EBITDA	$662,593	$353,704	$34,318	$(48,274)	$1,002,341

Net Sales	$3,731,872	$1,818,804	$200,101
Segment Operating Profit Margin	13.7%	14.1%	14.7%
Segment Adjusted EBITDA Margin	17.8%	19.4%	17.2%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $118,232, the Industrial segment of $16,405, and All Other of $551.
2These expenses relate to charges from third-party financial institutions related to our centralized treasury program under which the Company sells certain trade accounts receivables in order to accelerate its cash collection cycle primarily within the Consumer segment.
3Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $37,736, the Industrial segment of $31,907, and All Other of $10.
4Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $1,755.
5Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $22,502 and the Industrial segment of $528.
6Included in Corporate are net losses from the divestiture of businesses within the Industrial segment of $6,297, including a loss of $2,114 from the sale of a recycling facility in Asheville, N.C. and losses totaling $4,183 related to the sale of a production facility in France and the entirety of our business in Venezuela.
7Included in Corporate are net gains from derivatives associated with the Consumer segment of $120, the Industrial segment of $1,072, and All Other of $48.

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Sonoco Reports Third Quarter 2026 Results - Page 24
FREE CASH FLOW
The Company uses the non-GAAP financial measure of “Free Cash Flow,” which it defines as cash flow from operations minus net capital expenditures. Net capital expenditures are defined as capital expenditures minus proceeds from the disposition of capital assets. Free Cash Flow may not represent the amount of cash flow available for general discretionary use because it excludes non-discretionary expenditures, such as mandatory debt repayments and required settlements of recorded and/or contingent liabilities not reflected in cash flow from operations.
The reconciliation of the GAAP measure “Net cash provided by operating activities” to the non-GAAP measure “Free Cash Flow” is set forth in the table below:

	Nine Months Ended
	September 27, 2026	September 28, 2025

Net cash provided by operating activities	$217,548	$276,896
Purchases of property, plant and equipment	(188,664)	(253,411)
Proceeds from the sale of assets, net	13,759	5,160
Net capital expenditures	(174,905)	(248,251)
Free cash flow	$42,643	$28,645

NET DEBT
The reconciliation of the GAAP measure “Total Debt” to the non-GAAP measure of “Net Debt” is set forth in the table below:

September 27, 2026

Total Debt	$4,291,666
Less: Cash and cash equivalents	183,101
Net Debt	$4,108,565